                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
  [_] Preliminary Proxy Statement
  [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))
  [X] Definitive Proxy Statement
  [_] Definitive Additional Materials
  [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            ACT MANUFACTURING, INC.
     ---------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                            ACT MANUFACTURING, INC.
     ---------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: not applicable

  (2) Aggregate number of securities to which transactions applies: not applicable

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: not applicable

  (4) Proposed maximum aggregate value of transaction: not applicable

  (5) Total fee paid: not applicable

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously paid: not applicable

  (2) Form, Schedule or Registration Statement No.: not applicable

  (3) Filing party: not applicable

  (4) Date filed: not applicable

                            ACT MANUFACTURING, INC.
                               108 FOREST AVENUE
                          HUDSON, MASSACHUSETTS 01749

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of ACT MANUFACTURING, INC., a Massachusetts corporation (the "Corporation"), will be held on TUESDAY, MAY 20, 1997 AT 10:00 A.M., LOCAL TIME, at State Street Bank & Trust Company, Metropolitan Room, 33rd Floor, 225 Franklin Street, Boston, Massachusetts 02110 for the following purposes:

    1. To elect one member of the Board of Directors to serve for a three-year term as a Class II Director.

    2. To approve an amendment to the Corporation's 1995 Stock Plan to increase the number of shares reserved for issuance thereunder by 750,000 shares to 1,250,000.

    3. To amend the Corporation's Second Restated Articles of Organization increasing the number of authorized shares of Common Stock, $.01 par value, of the Corporation from 20,000,000 to 30,000,000.

    4. To ratify the selection of the firm Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1997.

    5. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Only stockholders of record at the close of business on Monday, March 24, 1997, the record date fixed by the Board of Directors for such purpose, are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                       By Order of the Board of Directors

                                       /s/ Douglass C. Greenlaw
                                       Douglass C. Greenlaw
                                       Clerk

Hudson, Massachusetts
May 1, 1997

 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            ACT MANUFACTURING, INC.
                               108 FOREST AVENUE
                          HUDSON, MASSACHUSETTS 01749

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                  MAY 1, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ACT Manufacturing, Inc. (the
"Corporation") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997 at 10:00 A.M., local time, at State Street Bank & Trust Company, Metropolitan Room, 33rd floor, 225 Franklin Street, Boston, Massachusetts 02110, and at any adjournments thereof.

  Only stockholders of record as of the close of business on March 24, 1997 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of that date, 8,818,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Clerk of the Corporation at any time before it is exercised.

  An Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 1996, is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders on or about May 1, 1997.

QUORUM AND VOTES REQUIRED

  The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for election as director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  In the election of the Class II Director, the nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as the Class II Director. The amendment to the Corporation's Second Restated Articles of Organization requires the affirmative vote of a majority of outstanding shares of Common Stock entitled to vote at the meeting. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions will have the practical effect of voting against each such matter, other than the election of directors, since they are included in the number of shares present and voting on each such matter. Broker "non-votes" will have no impact on each such matter since they are not so included.

  Each of the persons named as attorneys in the proxies is an officer of the Corporation. All properly executed proxies returned in time to be counted at the meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of the Class II Director, the stockholders will consider and vote upon proposals to approve an amendment to the Corporation's 1995 Stock Plan to increase the number of shares reserved for issuance thereunder, to amend the Corporation's Second Restated Articles of Organization and to ratify the selection of auditors, all as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                        SECURITIES OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 24, 1997 certain information regarding beneficial ownership of the Corporation's Common Stock by: (i) each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the shares of Common Stock of the Corporation outstanding at such date;
(ii) each director or nominee for director of the Corporation; (iii) each executive officer identified in the Summary Compensation Table set forth below under the heading "Compensation and Other Information Concerning Directors and Officers"; and (iv) all directors, nominees for election to the Board of Directors and executive officers of the Corporation as a group.

NAME AND ADDRESS                         AMOUNT AND NATURE PERCENTAGE OF COMMON
OF BENEFICIAL OWNER                       OF OWNERSHIP(1)  STOCK OUTSTANDING(2)
-------------------                      ----------------- --------------------
Wanger Asset Management, L.P.
Wanger Asset Management, Ltd.
Ralph Wanger(3)........................        505,300              5.7%
 227 West Monroe Street
 Suite 3000
 Chicago, IL 60606
John A. Pino(4)........................      5,138,018             58.3
 c/o ACT Manufacturing, Inc.
 108 Forest Avenue
 Hudson, MA 01749
Douglass C. Greenlaw(5)................         59,800                *
Blaise E. Scioli(6)....................         37,700                *
Robert W. Egan, Jr.(7).................         20,900                *
Edward T. Cuddy(8).....................          8,000                *
Bruce R. Gardner(9)....................          8,599                *
Donald G. Polich(9)....................          7,599                *
All directors and executive officers as
 a group (7 persons)(10)...............      5,280,616             59.0%

--------
*  Less than 1% of the outstanding shares of Common Stock.
(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares.
(2) The number of shares of Common Stock deemed outstanding on March 24, 1997 includes: (i) 8,818,000 shares of Common Stock outstanding on such date and (ii) all options that are currently exercisable or will become exercisable within 60 days of March 24, 1997 by the person or group in question.
(3) According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 1997.
(4) Includes 300,332 shares held by the John A. Pino Grantor Retained Annuity Trust Dated March 15, 1996 of which Mr. Pino is trustee and (b) 500,000 shares held by the John A. Pino Grantor Retained Annuity Trust II Dated August 16, 1996, of which Mr. Pino is trustee. Excludes (a) 102,000 shares held by Douglas R. Ederle, Trustee of the Pino Family Trust, a trust for the benefit of Janet M. Pino, Mr. Pino's wife, his children and his issue,
    (b) 127,491 shares held by Douglas R. Ederle, Trustee of the John M. Pino Trust, a trust for the benefit of John M. Pino, Mr. Pino's son, and (c) 127,491 shares held by Douglas R. Ederle, Trustee of the Melissa A. Pino Trust, a trust for the benefit of Melissa A. Pino, Mr. Pino's daughter.

(5) Includes 48,800 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
(6) Includes 37,600 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
(7) Includes 20,800 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
(8) Includes 6,000 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
(9) Includes 7,599 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
(10) Includes 128,398 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  In accordance with the Corporation's Amended and Restated By-laws, the Corporation's Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. John A. Pino is a Class II Director whose term expires at the Annual Meeting of Stockholders to be held in 1997. The Board is also composed of one Class III Director (Bruce R. Gardner) and two Class I Directors (Edward T. Cuddy and Donald G. Polich) whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 1998 and 1999, respectively.

  The nominee for Class II Director is John A. Pino, who is currently serving as a Class II Director, President and Chief Executive Officer of the Corporation. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for Mr. Pino will be voted FOR his election. Mr. Pino will be elected to hold office until the Annual Meeting of Stockholders to be held in 2000 and until his successor is duly elected and qualified. Mr. Pino has indicated his willingness to serve, if elected; however, if he should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEE LISTED BELOW.

  The following table sets forth, for the nominee to be elected at the meeting and for each director whose term of office will extend beyond the meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Corporation, the year each nominee's or director's term will expire and the class of director of each nominee or director.

NOMINEE'S OR DIRECTOR'S
  NAME AND YEAR
 NOMINEE OR DIRECTOR                                          YEAR TERM  CLASS OF
 FIRST BECAME DIRECTOR             POSITION(S) HELD          WILL EXPIRE DIRECTOR
-----------------------            ----------------          ----------- --------
NOMINEE:
John A. Pino (1988).....  President, Chief Executive Officer    1997        II
                          and Chairman of the Board
CONTINUING DIRECTORS:
Edward T. Cuddy (1995)..  Director                              1999        I
Bruce R. Gardner          Director                              1998       III
 (1994).................
Donald G. Polich          Director                              1999        I
 (1982).................

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors met five times, and took action by unanimous written consent four times during the fiscal year ended December 31, 1996.

  The Audit Committee of the Board of Directors, presently comprised of Messrs. Gardner and Polich, both outside directors of the Corporation, was established on March 29, 1995. The Audit Committee is responsible for reviewing the result and scope of audits and other services provided by the Corporation's independent auditors and reviewing the Corporation's internal accounting control policies and procedures. The Audit Committee met once during the fiscal year ended December 31, 1996.

  The Compensation Committee of the Board of Directors, presently comprised of Mr. Pino and Messrs. Polich and Cuddy, both outside directors of the Corporation, was established on March 29, 1995. The Compensation Committee reviews and makes recommendations concerning the salaries and incentive compensation of senior executives and employees of and consultants to the Corporation, and oversees the administration of the Corporation's 401(k) Plan. The Compensation Committee met five times during the fiscal year ended December 31, 1996.

  The Stock Option Committee of the Board of Directors, presently comprised of Messrs. Gardner and Cuddy, both outside directors of the Corporation, was established on March 29, 1995. The Stock Option Committee oversees and administers the Corporation's 1993 Stock Option Plans, 1995 Stock Plan and 1995 Non-Employee Director Stock Option Plan. During the fiscal year ended December 31, 1996, the Stock Option Committee met four times and took action by written consent once.

  The Board of Directors does not currently have a nominating committee. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served during the fiscal year ended December 31, 1996.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the Class I nominee to be elected at the meeting, the current directors who will continue to serve as directors beyond the meeting, and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

NAME                      AGE POSITION
----                      --- --------
John A. Pino(1).........  49  President, Chief Executive Officer and Chairman of the Board
Douglass C. Greenlaw....  46  Vice President of Finance and Administration,
                              Chief Financial Officer, Treasurer and Clerk
Blaise E. Scioli........  39  Vice President of Sales and Marketing
Robert W. Egan, Jr......  40  Vice President of Business Development
Edward T. Cuddy(1)(3)...  61  Director
Bruce R. Gardner(2)(3)..  54  Director
Donald G. Polich(1)(2)..  62  Director

--------
(1) Member of Compensation Committee
(2) Member of Audit Committee
(3) Member of Stock Option Committee

DIRECTOR TO BE ELECTED AT THE MEETING

  JOHN A. PINO joined the Corporation as President and a Director in February 1988. He also became Executive Vice President of Automated Component Technologies, Inc. ("ACT II"), the Corporation's printed circuit board assembly predecessor, in March 1991, and President of that company in March 1992. Mr. Pino became Chairman of the Board and Chief Executive Officer of the Corporation in January 1993 and served as Treasurer of the Corporation from January 1993 to February 1995. Prior to joining the Corporation, he had served as Vice President of Finance for New Balance Athletic Shoe, Inc. and Visual Technology, Inc. and as Corporate Controller for Datacon, Inc.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

  EDWARD T. CUDDY joined the Corporation as a Director in April 1995. In August 1995, Mr. Cuddy retired from his position as Vice President of Manufacturing and Member of the Senior Staff at GTECH Corporation, a firm which designs, manufactures, installs and services customized computer equipment for state and local governments. In addition to serving on the Corporation's Board, Mr. Cuddy currently serves as a director of Worldwide Interchange Network, Inc., a privately-held consultantcy assisting companies wishing to manufacture in or export to Southeast Asia, and as a member of the Executive Advisory Board of The Register Company, a privately-held worldwide provider of training and consulting in the quality field.

  BRUCE R. GARDNER has been a director of the Corporation since December 1994. Mr. Gardner has been the Chief Financial Officer and Treasurer and a director of Datawatch Corporation, a provider of personal computer software, since co-founding that corporation in 1985. Mr. Gardner was a Senior Vice President of Datawatch until June 1993 when he became Executive Vice President of that company.

  DONALD G. POLICH has been an independent consultant since January 1993, following the sale by him of all of the outstanding stock of the Corporation and ACT II to Mr. Pino. Mr. Polich has served as a Director of the Corporation since he founded it in 1982. Mr. Polich also served as the President and Chief Executive Officer of the Corporation from inception until February 1988, and was President and Chief Executive Officer and a director of ACT II from its inception in December 1986 until March 1992.

EXECUTIVE OFFICERS

  DOUGLASS C. GREENLAW joined the Corporation as Vice President of Finance and Administration and Chief Financial Officer in January 1995 and became Treasurer and Clerk in February 1995. Prior to joining the Corporation, Mr. Greenlaw was Vice President of Finance and Administration and Chief Financial Officer at BioSepra, Inc., a developer of chemical media and process systems, from April 1994 to January 1995. He served Corporate Software Incorporated, a reseller of computer software and related services, as Vice President of Operations from July 1993 until April 1994 and as Vice President of Finance and Chief Financial Officer from April 1991 until July 1993. Prior to April 1991, Mr. Greenlaw had been with Millipore Corporation, a separations company, and since December 1984 had been the Vice President of Finance and Administration of the Waters Chromatography division.

  BLAISE E. SCIOLI has been the Vice President of Sales and Marketing since 1991. He has held several management positions in the Corporation since joining in June 1986. Prior to joining the Corporation, Mr. Scioli held various sales and marketing positions for AMP, Inc., a manufacturer of electronic interconnection products, from August 1981 to June 1986.

  ROBERT W. EGAN, JR. has been the Vice President of Business Development since March 1994. Mr. Egan was the Director of Business Development for Lockheed Commercial Electronics Company, a contract manufacturer, from March 1992 to February 1994. Prior to that, he served as the Vice President of Sales and Marketing for Heliotron Corporation, a contract manufacturer, from April 1990 to March 1992. From April 1988 to March 1990, Mr. Egan was a marketing manager for SCI Systems, Inc., a contract manufacturer.

  Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relations among any of the executive officers or directors of the Corporation.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

  The following table shows certain information with respect to the annual and long-term compensation of the Corporation's Chief Executive Officer and each of the Corporation's three other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                            ANNUAL COMPENSATION(1)   COMPENSATION(2)
                          -------------------------- ---------------
                                         COMMISSION
NAME AND PRINCIPAL                           AND         OPTION         ALL OTHER
POSITION                  YEAR SALARY($) BONUS($)(3)    AWARDS(#)    COMPENSATION(4)
------------------        ---- --------- ----------- --------------- ---------------
John A. Pino............  1996 $180,000   $100,000           --         $196,174(5)
 President, Chief Execu-
  tive Officer            1995  150,000     50,000           --              424
 and Chairman of the
  Board                   1994  150,000    175,000           --              264
Douglass C.
 Greenlaw(6)............  1996  150,000     60,000        12,000             174
 Vice President of Fi-
  nance and               1995  125,000     25,000       112,000             102
 Administration, Chief
  Financial               1994      --         --            --              --
 Officer, Treasurer and
  Clerk
Blaise E. Scioli........  1996  100,000     50,528        12,000              66
 Vice President of Sales
  and                     1995   80,000     63,000           --              316
 Marketing                1994   75,000     67,000           --              264
Robert W. Egan, Jr.(7)..  1996  100,000     68,178        12,000              51
 Vice President of Busi-
  ness                    1995   80,000     42,000           --               33
 Development              1994   63,462     50,000        84,000             198

--------
(1) Excludes perquisites and other personal benefits, if any, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary and commission and bonus reported.
(2) The Corporation did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan payouts during the fiscal years 1996, 1995 or 1994.
(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(4) Consists of premiums for term life issuance paid by the Corporation on behalf of the Named Executive Officer and the Corporation's matching contributions related to the Corporation's 401(k) Plan.
(5) Includes life insurance premiums paid by the Corporation on behalf of Mr. Pino in fiscal 1996 on a split-dollar life insurance policy as described below under "Split-Dollar Life Insurance Agreement".
(6) Mr. Greenlaw's employment with the Corporation began in January 1995.
(7) Mr. Egan's employment with the Corporation began in February 1994.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table shows information regarding grants of stock options to the Named Executive Officers pursuant to the Corporation's stock plans during the year ended December 31, 1996. The corporation currently has four stock option plans: the 1995 Stock Plan; the 1995 Non-Employee Director Stock Option Plan; and the 1993 Stock Option Plans.

                             OPTION GRANTS IN 1996

                                        INDIVIDUAL GRANTS
                          ----------------------------------------------
                                      PERCENT OF                           POTENTIAL REALIZABLE
                                        TOTAL                                VALUE AT ASSUMED
                          NUMBER OF    OPTIONS                               ANNUAL RATES OF
                          SECURITIES  GRANTED TO                         STOCK PRICE APPRECIATION
                          UNDERLYING  EMPLOYEES    EXERCISE                FOR OPTIONS TERM(2)
                           OPTIONS    IN FISCAL     PRICE     EXPIRATION ------------------------
NAME                      GRANTED(#)     YEAR    ($/SHARE)(1)    DATE       5%($)       10%($)
----                      ----------  ---------- ------------ ---------- ----------- ------------
John A. Pino............       --        --            --          --            --           --
 President, CEO and
 Chairman of the Board
Douglass C. Greenlaw....    12,000(3)    4.5%       $10.25     2/21/06   $    77,354 $    196,030
 Vice President of
 Finance and
 Administration, CFO,
 Treasurer and Clerk
Blaise E. Scioli........    12,000(3)    4.5%       $10.25     2/21/06   $    77,354 $    196,030
 Vice President of Sales
 and Marketing
 Operations
Robert W. Egan, Jr. ....    12,000(3)    4.5%       $10.25     2/21/06   $    77,354 $    196,030
 Vice President of
 Business Development

--------
(1) All options were granted at fair market value as determined by the Board of Directors of the Corporation.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Corporation's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(3) The options were granted in February 1996 and become exercisable at the rate of 33% per annum.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth information with respect to options to purchase the Corporation's Common Stock granted to the Named Executive Officers under the Corporation's stock plans, including (i) the number of shares of Common Stock purchased upon exercise of options during the fiscal year ended December 31, 1996; (ii) the net value realized upon such exercise;
(iii) the number of unexercised options outstanding at December 31, 1996; and
(iv) the value of such unexercised options at December 31, 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      OPTION VALUES AT DECEMBER 31, 1996.

                                                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES     VALUE          OPTIONS AT          IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON REALIZED   DECEMBER 31, 1996(#)     DECEMBER 31, 1996($)(2)
NAME                     EXERCISE(#)  ($)(1)  EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                     ----------- -------- ------------------------- -------------------------
John A. Pino............      --          --             --                        --
Douglass C. Greenlaw....      --          --       22,400/101,600          $434,112/$1,930,008
Blaise E. Scioli........   33,600    $400,075           0/79,200                  0/$1,816,911
Robert W. Egan, Jr......   16,800    $154,208           0/62,400                  0/$1,292,734

--------
(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not reflect amounts received by the Named Executive Officers.
(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1996, the last day during fiscal year 1996 for which market prices are available ($26.38 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

  The Corporation's executive compensation program is administered by the compensation committee (the "Compensation Committee") and the stock option committee (the "Stock Option Committee"). Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for establishing and administering the Corporation's executive compensation plans and policies (other than with respect to the Corporation's stock plans). The Compensation Committee is comprised of three directors, two of whom are independent outside directors. The Stock Option Committee, which is comprised of two independent outside directors, makes recommendations and awards under the Corporation's stock plans.

 Compensation Philosophy

  The Corporation's compensation policy for executive officers is reviewed and approved by the Compensation Committee and the Stock Option Committee. The Corporation's executive compensation program is designed to promote the following objectives:

  . To enhance profitability of the Corporation and increase stockholder value.

  . To provide competitive compensation that will attract, retain and reward highly qualified executives.

  .  To recognize individual initiative and achievement.

  . To align the interests of management with those of stockholders by including long-term equity incentives.

 Executive Compensation Program

  The Corporation's executive compensation program consists of three elements:
(i) base salary, (ii) annual incentive compensation and (iii) long-term equity incentives in the form of stock options. Elements (i) and (ii) are administered by the Compensation Committee, and element (iii) is administered by the Stock Option Committee. Executive officers are also eligible to participate in certain benefit programs which are generally available to all employees of the Corporation, including life insurance and other employee benefits.

  Base Salary

  Base salary compensation levels for each of the Corporation's executive officers are generally determined by evaluating the experience of and the responsibilities to be held by the individual. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications, experience and responsibilities at companies in the same or similar businesses. The Compensation Committee has generally set base salary in the mid-range level of executive compensation.

  Annual Incentive Compensation

  Annual incentive compensation, in the form of bonuses and commissions, is based on the achievement by the Corporation of predetermined revenue and earnings objectives, as well as individual and business unit performance.

  Long-Term Incentive Compensation

  Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Corporation's Common Stock. The Compensation and the Stock Option Committees believe that stock option participation aligns the interests of executive officers with those of the Corporation's stockholders. When establishing stock option grant levels for executive officers, the Stock Option Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current price of the Corporation's Common Stock. Stock options granted under the Corporation's 1995 Stock Plan and 1993 Stock Option Plans have an exercise price equal to the fair market value of the stock on the date of grant.

  In the fiscal year ended December 31, 1996, each of Douglass C. Greenlaw, the Corporation's Vice President of Finance and Administration and Chief Financial Officer, Blaise E. Scioli, Vice President of Sales and Marketing and Robert W. Egan, Jr., Vice President of Business Development, was granted an option to purchase 12,000 shares of Common Stock at an exercise price of $10.25 per share. No stock options were granted during the fiscal year ended December 31, 1996 to the Chief Executive Officer.

  Compensation of the Chief Executive Officer

  Consistent with the executive compensation policies described above, Mr. Pino received a salary and bonus compensation of $280,000 for the fiscal year ended December 31, 1996, including a base salary of $180,000 and incentive compensation of $100,000. In 1996, as in prior years, Mr. Pino did not participate in the Corporation's stock plans.

  In September 1996, the Corporation entered into a "split-dollar" life insurance agreement with a trust established by John A. Pino and his wife, Janet M. Pino. Under the terms of the agreement, the Corporation and the trust will share in the premium costs of a whole life insurance policy on the joint lives of Mr. and Mrs. Pino.

The Corporation is entitled to reimbursement of the amounts advanced, without interest, upon the first to occur of (a) the death of the later of Mr. or Mrs. Pino or (b) the surrender of the policy. These advances are secured by a collateral assignment of the policy to the Corporation. To date, the Corporation has advanced $196,000 toward the payment of the premiums.

  Deductibility of Executive Compensation Expenses

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation in excess of $1 million paid to any of the executive officers named in the Summary Compensation Table above, unless certain requirements are met. The Compensation Committee has considered the requirements of Section 162(m) of the Code and the related regulations. It is the Compensation Committees' present belief that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation will be deductible for all income tax purposes.

Respectfully submitted by the          Respectfully submitted by the
Compensation Committee,

                                       Stock Option Committee,

Edward T. Cuddy                        Edward T. Cuddy
John A. Pino                           Bruce R. Gardner
Donald G. Polich

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Corporation's Board of Directors established a Compensation Committee in March 1995. The Compensation Committee currently consists of Messrs. Cuddy, Pino and Polich. During the fiscal year ended December 31, 1996, Mr. Pino, the Corporation's President and Chief Executive Officer and a Director, participated in the deliberations of the Board of Directors concerning the compensation of executive officers but did not participate in the Board's deliberations concerning his own compensation.

  Mr. Polich was formerly an officer of the Corporation.

AGREEMENTS WITH DONALD G. POLICH

  The Corporation is a party to two separate Consulting Agreements dated as of August 4, 1993, as amended, with Re-Act Consulting, a consulting company of which Mr. Polich and Nelva Polich, Mr. Polich's wife, are the owners and employees (the "Consulting Agreements"). Each of the Consulting Agreements terminates on August 4, 2003. The Consulting Agreements provide for initial monthly consulting fees of approximately $16,500 which increase by eight percent (8%) per annum. The Corporation paid consulting fees of approximately $240,000 during 1996.

  The Corporation is a party to two separate Noncompetition Agreements dated as of January 1, 1993, as amended, with Mr. Polich (the "Noncompetition Agreements"). Each of the Noncompetition Agreements terminates on January 1, 2003. Under these agreements, Mr. Polich agreed not to engage in any business activity in the United States which is directly or indirectly in competition with the Corporation, including businesses relating to cable and harness assembly, printed circuit board assembly, subassembly and assembly of final products. Mr. Polich is prohibited from soliciting any employee of the Corporation to become an employee of any competing organization during the term of such agreements. The Noncompetition Agreements provide for initial annual payments of approximately $50,000 which increase by eight percent (8%) per annum. Pursuant to the Noncompetition Agreements, the Corporation paid to Mr. Polich approximately $63,000 during 1996.

  Pursuant to a Stock Purchase Agreement dated as of January 1, 1993, as amended, among the Corporation, Mr. Pino and Mr. Polich, Mr. Pino agreed to vote his shares in the Corporation in favor of electing Mr. Polich as a director of the Corporation until the earlier of: (i) January 1, 2003 or (ii) the date on which all payments required by the Corporation under the Consulting Agreements and Noncompetition Agreements have been paid in full. In addition, the Corporation agreed that during such time that Mr. Polich is entitled to be elected a director (i) Mr. Polich will receive annual director fees from the Corporation in the amount of $7,500 (provided, that such fees shall be applied to Mr. Polich's $70,686 loan, as of such date, from the Corporation to him), (ii) the Corporation will maintain a $1,000,000 term life insurance policy on his life payable to his spouse, and (iii) the Corporation will provide Mr. and Mrs. Polich with health insurance pursuant to the standard health insurance benefits provided to employees of the Corporation. During 1996, the Corporation applied the $7,500 director fees against Mr. Polich's loan from the Corporation described below, paid $5,790 in premiums for the insurance policy and paid approximately $6,450 health insurance premiums.

  Mr. Polich is the obligor on a promissory note in the original principal amount of $70,686 payable to the Corporation. The obligation is evidenced by a note dated December 31, 1992 which bears interest at six percent per annum, and the $7,500 in annual director's fees which are paid to Mr. Polich are applied to the principal and interest due on such note. All unpaid principal and accrued interest is due December 31, 2002. As of December 31, 1996, the principle amount and accrued interest outstanding on the note was $46,737.

COMPENSATION OF DIRECTORS

  As compensation for serving on the Board of Directors, the Corporation pays each non-employee director $5,000 annually and an additional $1,000 for each meeting of the Board of Directors that they attend. Non-employee directors also receive $500 for their attendance at each meeting of any Board committees on which they serve unless such committee meeting is held on the same date as a meeting of the Board, and will be reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Non-employee directors are also automatically granted options to purchase shares of the Corporation's Common Stock pursuant to the 1995 Non-Employee Director Stock Option Plan. Mr. Polich receives minimum annual director's fees, payable quarterly, of $7,500 for his service on the Board of Directors. Directors who are officers or employees of the Corporation do not receive any additional compensation for their services as directors.

STOCK PERFORMANCE GRAPH

  The following graph compares the percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on March 30, 1995 through December 31, 1996, with the cumulative total return for the Nasdaq Market Index and an SIC Index that includes all organizations in the Corporation's Standard Industrial Classification (SIC) Code 367-Electronic Components & Accessories. The comparison assumes $100 was invested on March 30, 1995, the date the Corporation's Common Stock began publicly trading, in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.


                 COMPARISON OF CUMULATIVE TOTAL RETURN (1)(2)

                             [GRAPH APPEARS HERE]



                                  3/30/95       12/31/95       12/31/96
ACT MANUFACTURING, INC.            $100          $ 92.71        $219.79
INDUSTRY INDEX                     $100          $125.76        $190.66
BROAD MARKET                       $100          $120.91        $150.25


(1) Prior to March 30, 1995, the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933 or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Richmond, Virginia, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

                                  PROPOSAL 2

                   INCREASE IN SHARES RESERVED FOR ISSUANCE
                           UNDER THE 1995 STOCK PLAN

  The 1995 Stock Plan (the "1995 Plan") was adopted by the Board of Directors on February 8, 1995 and approved by the stockholders on February 8, 1995. The 1995 Plan provides for the issuance of a maximum of 500,000 shares of Common Stock of the Corporation. On February 11, 1997, the Board of Directors approved an amendment of the 1995 Plan to increase the number of shares reserved for issuance thereunder by an additional 750,000 shares to 1,250,000 shares. Stockholder approval of the amendment to the 1995 Plan is required by the terms of the 1995 Plan and is sought to meet the stockholder approval requirements of the Exchange Act and Section 162(m) of the Code. As of the Record Date, options to purchase an aggregate of 417,600 shares were outstanding and 56,000 shares, exclusive of the 750,000 shares subject to stockholder approval at this Annual Meeting of Stockholders, were available for grant. As of the Record Date, 26,400 options granted under the 1995 Plan had been exercised. The complete text of the 1995 Plan is attached hereto as Exhibit A.

  The Board of Directors believes that in order to attract and retain qualified employees for the Corporation, it is necessary to continue to grant options to such employees. The Board of Directors believes that the remaining shares in the 1995 Plan are insufficient for this purpose.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" APPROVAL OF THIS INCREASE.

  The essential features of the 1995 Plan are outlined below.

  The 1995 Plan is intended to provide incentives to the officers and other employees of the Corporation and to other individuals who render service to the Corporation by providing them with opportunities to participate in the ownership of the Corporation through (a) the grant of options which qualify as incentive stock options ("ISO" or "ISOs") under Section 422(b) of the Code;
(b) the grant of options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) awards of stock in the Corporation ("Awards"); and (d) opportunities to make direct purchases of stock in the Corporation ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights."

  The 1995 Plan is administered by the Stock Option Committee of the Board of Directors. Subject to the provisions of the 1995 Plan, the Stock Option Committee has the authority to select the optionees and determine the terms of the Options granted, including: (i) the number of shares subject to each Option, (ii) when the Option becomes exercisable, (iii) the exercise price of the Option, (iv) the duration of the Option and (v) the time, manner and form of payment upon exercise of an Option.

  Stock Rights may be granted under the 1995 Plan at any time prior to February 8, 2005. The exercise price per share of ISOs granted under the 1995 Plan cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Corporation, 110% of the fair market value per share of the Common Stock on the date of grant). The 1995 Plan provides that, subject to earlier termination, each Option shall expire on the date specified in the option agreement, but not more than ten years from its date of grant, and five years in the case of ISOs granted to an employee holding more than 10% of the total combined voting power of all classes of stock of the Corporation.

  The 1995 Plan currently authorizes the issuance of up to 500,000 shares of Common Stock of the Corporation, but no employee of the Corporation may be granted Options to acquire, in the aggregate, more than 499,999 shares of stock. Any shares subject to an Option which expires or terminates may again be available for grant under the 1995 Plan, however, such shares are included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the 1995 Plan.

  Each Option granted under the 1995 Plan may be either fully exercisable at the time of the grant or may become exercisable on such installments as the Stock Option Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Stock Option Committee has the right to accelerate the date of exercise of any installment of any Option, provided such acceleration would not violate the $100,000 per year limitation on the fair market value of stock (determined as of the grant date) subject to ISOs granted to any employee which become exercisable for the first time in any calendar year.

  Stock Rights are not assignable or transferable by the grantee except by will, by the laws of descent or distribution or, in the case of a Non-Qualified Option, pursuant to a valid domestic relations order. Generally, no ISO may be exercised more than ninety (90) days following termination of employment, but not later than the stated expiration date. However, in the event that termination is due to death or disability, the ISO is exercisable to the extent then vested, for a maximum of 180 days after such termination, but not later than the stated expiration date.

  An Option shall be exercised by giving written notice delivered to the principal office of the Corporation, together with full payment of the exercise price. Payment may be made by cash or check, or at the discretion of the Stock Option Committee, by personal recourse note with interest, by tendering Common Stock of the Corporation or through the delivery of an assignment of sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise. If the Stock Option Committee exercises such discretion with respect to an ISO, it must do so in writing at the time of the grant of the ISO.

  The following table sets forth as of the Record Date, Options granted under the 1995 Plan to: (i) each of the Named Executive Officers, (ii) all current executive officers of the Corporation as a group, (iii) all current directors who are not executive officers of the Corporation as a group, and (iv) all employees, including all officers who are not executive officers, as a group:

                                                                  NO. OF OPTIONS
NAME                                       TITLE                     GRANTED
----                                       -----                  --------------
John A. Pino.............  President, Chief Executive Officer            --
                           and Chairman of the Board
Douglass C. Greenlaw.....  Vice President of Finance and              24,000
                           Administration, Chief Financial
                           Officer, Treasurer and Clerk
Blaise E. Scioli.........  Vice President of Sales and Marketing      24,000
Robert W. Egan, Jr.......  Vice President of Business Development     24,000
All current executive of-                                             72,000
 ficers as a group (4
 persons)................
All current directors who
 are not executive offi-
 cers as a group (3 per-
 sons)...................                                                --
All employees who are not
 executive officers as a
 group...................                                            372,000

 Certain Federal Income Tax Considerations With Respect to the 1995 Plan.

  The following general rules are applicable under current federal income tax law to ISOs under the 1995 Plan:

    1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no tax deduction is allowed to the Corporation upon either grant or exercise of an ISO.

    2. If shares acquired upon exercise of an ISO are not disposed of within
  (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee. The Corporation is not entitled to an ordinary compensation deduction upon either the issuance or exercise of an ISO (except in the case of a Disqualifying Disposition as discussed below).

    3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation generally should be entitled to a corresponding deduction for income tax purposes. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

    4. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

    5. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such a manner, special rules will apply.

    6. In addition to the tax consequences described above, the exercise of ISOs may result in an "alternative minimum tax" to the optionee under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

    7. Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  The following general rules are applicable to Awards and Purchases under the 1995 Plan:

  Under current federal income tax law, persons receiving Common Stock under the 1995 Plan pursuant to an award of Common Stock or a grant of an opportunity to purchase Common Stock generally recognize ordinary compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. The Corporation generally should be entitled to a corresponding tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  The following general rules are applicable under current federal income tax law to Non-Qualified Options under the 1995 Plan:

    1. The optionee generally does not recognize any taxable income upon the grant of an Option, and the Corporation is not allowed a tax deduction by reason of such grant. The optionee generally will recognize ordinary compensation income at the time of exercise of the Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

    2. When the optionee sells the shares, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

    3. The Corporation generally should be entitled to a tax deduction when compensation income is recognized by the optionee.

    4. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

    5. Special rules apply if the Common Stock acquired through the exercise of a Non-Qualified Option is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH DONALD G. POLICH

  The Corporation is a party to two separate Consulting Agreements dated as of August 4, 1993, as amended, with Re-Act Consulting, a consulting company of which Mr. Polich and Nelva Polich, Mr. Polich's wife, are the owners and employees (the "Consulting Agreements"). Each of the Consulting Agreements terminates on August 4, 2003. The Consulting Agreements provide for initial monthly consulting fees of approximately $16,500 which increase by eight percent (8%) per annum. The Corporation paid consulting fees of approximately $240,000 during 1996.

  The Corporation is a party to two separate Noncompetition Agreements dated as of January 1, 1993, as amended, with Mr. Polich (the "Noncompetition Agreements"). Each of the Noncompetition Agreements terminates on January 1, 2003. Under these agreements, Mr. Polich agreed not to engage in any business activity in the United States which is directly or indirectly in competition with the Corporation, including businesses relating to cable and harness assembly, printed circuit board assembly, subassembly and assembly of final products. Mr. Polich is prohibited from soliciting any employee of the Corporation to become an employee of any competing organization during the term of such agreements. The Noncompetition Agreements provide for initial annual payments of approximately $50,000 which increase by eight percent (8%) per annum. Pursuant to the Noncompetition Agreements, the Corporation paid to Mr. Polich approximately $63,000 during 1996.

  Pursuant to a Stock Purchase Agreement dated as of January 1, 1993, as amended, among the Corporation, Mr. Pino and Mr. Polich, Mr. Pino agreed to vote his shares in the Corporation in favor of electing Mr. Polich as a director of the Corporation until the earlier of: (i) January 1, 2003 or (ii) the date on which all payments required by the Corporation under the Consulting Agreements and Noncompetition Agreements have been paid in full. In addition, the Corporation agreed that during such time that Mr. Polich is entitled to be elected a director (i) Mr. Polich will receive annual director fees from the Corporation in the amount of $7,500 (provided, that such fees shall be applied to Mr. Polich's $70,686 loan, as of such date, from the Corporation to him), (ii) the Corporation will maintain a $1,000,000 term life insurance policy on his life payable to his spouse, and (iii) the Corporation will provide Mr. and Mrs. Polich with health insurance pursuant to the standard health insurance benefits provided to employees of the Corporation. During 1996, the Corporation applied the $7,500 director fees against Mr. Polich's loan from the Corporation described below, paid $5,790 in premiums for the insurance policy and paid approximately $6,450 health insurance premiums.

  Mr. Polich is the obligor on a promissory note in the original principal amount of $70,686 payable to the Corporation. The obligation is evidenced by a note dated December 31, 1992 which bears interest at six percent per annum, and the $7,500 in annual director's fees which are paid to Mr. Polich are applied to the principal and interest due on such note. All unpaid principal and accrued interest is due December 31, 2002. As of December 31, 1996, the principle amount and accrued interest outstanding on the note was $46,737.

RE-ACT REALTY TRUST

  The Corporation leases two facilities in Hudson, Massachusetts and certain equipment from Re-Act Realty Trust, a Massachusetts nominee trust ("Re-Act Realty Trust"), which is controlled by Mr. Pino and the beneficial interest of which is principally owned by Mr. Pino. The two facility leases provide for terms expiring in 2003, and provided for total base monthly rent during 1996 of approximately $30,300. The Corporation assumes the cost of all taxes, betterment assessments, insurance costs, utility costs and all other operating and maintenance expenses for the facilities. The equipment lease is scheduled to expire on December 31, 1998. Under the leases, the Corporation paid Re-Act Realty Trust a total of approximately $388,000 during 1996.

SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

  In September 1996, the Corporation entered into a "split-dollar" life insurance agreement with a trust established by John A. Pino and his wife, Janet M. Pino. Under the terms of the agreement, the Corporation and the trust will share in the premium costs of a whole life insurance policy on the joint lives of Mr. and Mrs. Pino. The Corporation is entitled to reimbursement of the amounts advanced, without interest, upon the first to occur of (a) the death of the later of Mr. or Mrs. Pino or (b) the surrender of the policy. These advances are secured by a collateral assignment of the policy to the Corporation. To date, the Corporation has advanced $196,000 toward the payment of the premiums.

OTHER TRANSACTIONS

  The Corporation has entered into a Registration Rights Agreement dated February 8, 1995 with Mr. Pino and certain trusts previously established by Mr. Pino pursuant to which the Corporation, under certain circumstances, will be required to register their shares of Common Stock under the Securities Act of 1933, as amended.

  The Corporation has adopted a policy whereby all material future transactions between the Corporation and its officers, directors and affiliates will be on terms no less favorable to the Corporation than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Corporation's Board of Directors.

                                  PROPOSAL 3

            AMENDMENT OF THE CORPORATION'S SECOND RESTATED ARTICLES
              OF ORGANIZATION TO INCREASE AUTHORIZED COMMON STOCK

  By a Board of Directors' vote dated February 11, 1997, the Board of Directors recommended to the stockholders that the Corporation amend the Corporation's Second Restated Articles of Organization (the "Charter") to increase the number of authorized shares of common Stock from 20,000,000 to 30,000,000. Shares of the Corporation's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

  As of March 24, 1997, there were approximately 8,818,000 shares issued and outstanding. Assuming the proposal to amend the 1995 Stock Plan is approved, there will be approximately 1,766,664 shares reserved for future issuance pursuant to the Corporation's four stock option plans, of which 742,264 shares are reserved for issuance upon the exercise of options outstanding on March 24, 1997. If the amendment to the Charter is approved, the Board of Directors will have the authority to issue approximately 19,415,336 additional shares of Common Stock without further stockholder approval. The Board of Directors believes that the authorized number of shares of common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include, without limitation: acquiring other businesses in exchange for shares of the Corporation's Common Stock, facilitating broader ownership of the Corporation's Common Stock by effecting a stock split or issuing a stock dividend; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options. The Corporation at present has no commitments, agreement or undertakings to issue any such additional shares or stock options. The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion rise.

  The issuance of additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Corporation's existing stockholders. In addition, the Corporation's authorized but unissued shares of Common Stock could be used to make a change in control of the Corporation more difficult or costly. Issuing additional shares of Common Stock could have the effect of diluting stock ownership of the persons seeking to obtain control of the Corporation. The Corporation is not aware, however, of any pending or threatened efforts to obtain control of the corporation, and the Board of Directors has no current intention of using the additional shares of Common Stock to impede a takeover attempt.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF
                 THE SECOND RESTATED ARTICLES OF ORGANIZATION.

                                  PROPOSAL 4

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of Deloitte & Touche LLP ("Deloitte & Touche"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1997. Deloitte & Touche has served as the Corporation's auditors since 1985. It is expected that a member of the firm will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions from the stockholders.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                        RATIFICATION OF THIS SELECTION.

                             SECTION 16 REPORTING

  Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1996, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1996, with the following exceptions: Mr. Greenlaw and Mr. Egan each failed to file a monthly report covering one transaction and Mr. Polich failed to file monthly reports covering three transactions. Messrs. Greenlaw and Polich did report such transactions on their year-end reports on Form 5, both of which were timely filed. Mr. Egan reported his transaction on a monthly report on Form 4.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices not later than December 5, 1997. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to ACT Manufacturing, Inc., 108 Forest Avenue, Hudson, MA 01749, Attention: Clerk.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                       By Order of the Board of Directors

                                       /s/ Douglass C. Greenlaw
                                       Douglass C. Greenlaw
                                       Clerk

                                                                      EXHIBIT A

                            ACT MANUFACTURING, INC.

                                1995 STOCK PLAN

  1. PURPOSE. The purpose of this 1995 Stock Plan (the "Plan") is to encourage employees of ACT Manufacturing, Inc. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

  2. ADMINISTRATION OF THE PLAN.

    A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"); provided that the Plan shall be administered: (i) to the extent required by applicable regulations under
  Section 162(m) of the Code, by two or more "outside directors" (as defined in applicable regulations thereunder) and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision ("Rule 16b-3"), by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.
  The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the

  Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

    B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

    C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Subject to the provisions of the first sentence of paragraph 2(A) above, if applicable, Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of Paragraph 2(A) above, members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

  3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

  4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 500,000, subject to adjustment as provided in paragraph 13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares of Common Stock subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

  No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 499,000 shares of Common Stock under the Plan. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

  5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after February 8, 1995 and prior to February 8, 2005. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

  6. MINIMUM OPTION PRICE; ISO LIMITATIONS.

    A. PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. Stock Rights granted under the Plan may be exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee. If the Committee grants Stock Rights under the Plan, such grants may be submitted for, and may be contingent upon, shareholder approval if the Committee so determines in accordance with the regulations established under Section 162(m) of the Code.

    B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

    C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

    D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

  7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than

(i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

  8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

    A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

    B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

    C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

    D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

  9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) ninety (90) days after the date of termination of his or her employment, or
(b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

  10. DEATH; DISABILITY.

    A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the

  ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

    B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
  Section 22(e)(3) of the Code or any successor statute.

  11. ASSIGNABILITY. No Stock Right shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Stock Right shall be exercisable only by such grantee.

  12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

  13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

    A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. Notwithstanding the foregoing, no adjustment shall be made for the 280-for-1 stock split in the form of a 279-for-1 stock dividend adopted by the Board on February 8, 1995.

    B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

    C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

    D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

    E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

    F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

    G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

    H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

  14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the

Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

  15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board and the stockholders of the Company on February 8, 1995. The Plan shall expire at the end of the day on February 7, 2005 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions:
(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

  16. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS. The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

  17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

  18. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

  19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

  20. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

  Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

  21. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                            ACT MANUFACTURING, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1997
                      SOLICITED BY THE BOARD OF DIRECTORS
    The undersigned stockholder of ACT Manufacturing, Inc., a Massachusetts corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 1997 and hereby appoints John A. Pino and Douglass C. Greenlaw, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at State Street Bank & Trust Company, Metropolitan Room, 33rd Floor, 225 Franklin Street, Boston, MA 02110 on May 20, 1997 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:
  1. To elect one (1) Director to serve for a three-year term as a Class II Director.
    [_] FOR the nominee listed below
                                  [_] WITHHOLD
     John A. Pino
  2. To amend the Corporation's Second Restated Articles of Organization increasing the number of authorized shares of Common Stock, $.01 par value, of the Corporation from 20,000,000 to 30,000,000.
    [_] FOR[_] AGAINST[_] ABSTAIN
  3. To approve an amendment to the Corporation's 1995 Stock Plan to increase the number of shares reserved for issuance thereunder by 750,000 to 1,250,000.
    [_] FOR[_] AGAINST[_] ABSTAIN
  4. To ratify the selection of the firm of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1997.
    [_] FOR[_] AGAINST[_] ABSTAIN
  and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment of adjournments thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED OR,
  IF NO CONTRARY DIRECTION IS INDICATED, WILL
  BE VOTED FOR THE ELECTION OF DIRECTORS, FOR
  THE AMENDMENT OF THE CORPORATION'S CHARTER,
  FOR THE AMENDMENT OF THE CORPORATION'S 1995
  STOCK PLAN AND FOR THE RATIFICATION OF THE
  APPOINTMENT OF DELOITTE & TOUCHE LLP AS
  INDEPENDENT AUDITORS AND AS SAID PROXIES
  DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY
  PROPERLY COME BEFORE THE MEETING.

                                           Dated: ____________________ , 1997

                                           __________________________________
                                                       Signature

                                           __________________________________
                                                       Signature

                                             (This Proxy should be marked
                                           dated and signed by the
                                           shareholder(s) exactly as his or
                                           her name appears hereon, and
                                           returned promptly in the enclosed
                                           envelope. Persons signing in a
                                           fiduciary capacity should so
                                           indicate. If shares are held by
                                           joint tenants or as community
                                           property, both should sign.)